Exhibit 99.1

Alere Inc. Announces Successful Completion of Consent Solicitations
for Alere’s Notes

WALTHAM, Mass., May 10, 2016 – Alere Inc. (NYSE: ALR) (the “Company”) announced today the successful completion of the previously announced consent solicitations relating to the Company’s 6.500% Senior Subordinated Notes due 2020, 6.375% Senior Subordinated Notes due 2023 and 7.250% Senior Notes due 2018 (collectively, the “Notes”).

The Company solicited consents from holders of each series of Notes to extend the deadline for delivery of certain financial information and to waive, in each case (i) through and until 5:00 p.m., New York City time, on May 31, 2016 (such time and date, the “Initial Waiver Date”), (ii) through and until 5:00 p.m., New York City time, on July 15, 2016 (such time and date, the “Extended Waiver Date”) if uncured immediately prior to the Initial Waiver Date and (iii) through and until 5:00 p.m., New York City time, on August 31, 2016 (such time and date, the “Third Waiver Date”) if uncured immediately prior to the Extended Waiver Date, any default or event of default that occurred, is continuing or may occur under the indentures under which the Notes were issued (and its consequences) in connection with any failure to timely file with the Securities and Exchange Commission or to timely furnish to the relevant trustees pursuant to the indentures, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent Quarterly Reports on Form 10-Q (the “Failures to File”).

The consent solicitations were made pursuant to the consent solicitation statement dated as of April 29, 2016, as supplemented by the supplement dated as of May 5, 2016. As of 5:00 p.m., New York City time, on May 9, 2016 (the “Expiration Date”), consents were received from holders in respect of a majority in aggregate principal amount of the outstanding Notes of each series for the adoption of the waivers.

The Company will pay or cause to be paid to each holder who validly delivered (and did not validly revoke) a consent prior to the Expiration Date a cash payment equal to $5.00 for each $1,000 aggregate principal amount of such holder’s Notes.  If any default or event of default remains uncured immediately prior to the Initial Waiver Date in connection with any of the Failures to File, the Company will pay or cause to be paid (on or prior to the Initial Waiver Date) an additional cash payment (the “Additional Consent Fee”) equal to $5.00 for each $1,000 aggregate principal amount of such holder’s Notes.  If any default or event of default remains uncured immediately prior to the Extended Waiver Date in connection with any of the Failures to File, and the Company provides certain estimated financial information for fiscal year 2015 and the first quarter of 2016, the Company will pay or cause to be paid (on or prior to the Extended Waiver Date) a further cash payment (the “Third Consent Fee”) equal to $5.00 for each $1,000 aggregate principal amount of such holder’s Notes. Any questions regarding these payments should be directed to the Information and Tabulation Agent, D.F. King & Co., Inc., attention: Peter Aymar, at (800) 283-2170 (toll free) or (212) 269-5550 (banks and brokers) (collect). J.P. Morgan acted as Solicitation Agent in connection with the consent solicitations.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities, including the Notes.

About Alere
Alere believes that when diagnosing and monitoring health conditions, Knowing now matters™. Alere delivers reliable and actionable information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for infectious disease, cardiometabolic disease and toxicology.

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Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “goal” or similar words.  A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the risk that the review of certain aspects of the timing of revenue recognition is not completed in a timely manner; (ii) the risk that the failure by the Company to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or the Company’s subsequent Quarterly Reports on Form 10-Q in a timely manner could lead to the acceleration of the maturity of certain of Alere’s indebtedness; (iii) the possibility that our analysis of certain aspects of the timing of revenue recognition uncovers an error or errors in revenue recognition which require adjustment which may be material, or material weaknesses in the Company’s internal controls over financial reporting; (iv) risks relating to the ongoing investigations by the United States Securities and Exchange Commission (the “SEC”) and the United States Department of Justice; (v) the risk that these or other risk factors impact the expected timing of the filing of the Annual Report on Form 10-K for the year ended December 31, 2015 or subsequent Quarterly Reports on Form 10-Q and (vi) the risk factors detailed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the SEC on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans, goals, and estimates at the date of this report.  We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Investor Relations
Juliet Cunningham
Vice President, Investor Relations
ir@alere.com
858.805.2232